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                                                                  Exhibit (10.0)
                               BADGER METER, INC.
                             1997 STOCK OPTION PLAN

1.       PURPOSE

         The purpose of the Badger Meter, Inc. 1997 Stock Option Plan (the "Plan") is to promote the best interests of Badger Meter, Inc. (the "Company") and its shareholders by encouraging directors and key employees of the Company and its subsidiaries to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company believes the Plan will promote continuity of management, increased incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out the long-range plans of the Company and its subsidiaries and securing their continued growth and financial success. It is intended that certain of the options issued under the Plan may constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code ("Incentive Stock Options") and the remainder of the options issued under the Plan will constitute non-qualified stock options ("Non-qualified Stock Options").

2.       EFFECTIVE DATE

         The Plan shall become effective on the date of adoption by the Board of Directors of the Company (the "Board"), subject to the approval and ratification of the Plan by the shareholders of the Company within twelve (12) months of the date of adoption by the Board, and all options granted prior to such shareholder approval shall be subject to such approval.

3.       ADMINISTRATION

         (a) The Plan shall be administered by the Management Review Committee of the Board (the "Committee") as such Committee may be constituted from time to time. The Committee shall consist of not less than two members of the Board selected by the Board, each of whom shall qualify as a non-employee director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 ("Exchange Act"), or any successor rule or regulation thereto. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.

         If at any time the Committee shall not be in existence or not consist of directors who are qualified as "non-employee directors" as defined above, the Board shall administer the Plan. To the extent permitted by applicable law, the Board may, in its discretion, delegate to another committee of the Board or to one or more senior officers of the Company any or all of the authority and responsibility of the Committee with respect to options to participants other than participants who are subject to the provisions of
Section 16 of the Exchange Act. To the extent that the Board has delegated to such other committee or one or more officers the authority and responsibility of the Committee, all references to the Committee herein shall include such other committee or one or more officers.

         (b) Subject to the express provisions of the Plan, the Committee shall have complete authority to select the key employees to whom options shall be granted, to determine the number of shares subject to each option, the time at which the option is to be granted, the type of option, the option period, the option price and the manner in which options become exercisable, and shall establish such other terms and conditions of the options as the Committee may deem necessary or desirable. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contribution to the success of their respective organizations and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it, to waive any conditions or restriction with respect to any options, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on the matters referred to in this paragraph 3 shall be conclusive.

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4.       ELIGIBILITY

         Any non-employee director ("Director") or key employee ("Employee") of the Company or its present and future subsidiaries, as defined in Section 424(f) of the Internal Revenue Code ("Subsidiaries"), whose judgment, initiative and efforts contribute materially to the successful performance of the Company or its Subsidiaries, shall be eligible to receive options under the Plan.

5.       SHARES SUBJECT TO THE PLAN

         The shares which may be issued pursuant to options under the Plan shall be shares of the Company's Common Stock, $1.00 par value ("Stock"), and may be either authorized and unissued or treasury shares. The total number of shares for which options may be granted and which may be purchased pursuant to options under the Plan shall not exceed an aggregate of 200,000 shares (adjusted to reflect the 2-for-1 stock split payable April 18, 1997), subject to adjustment as provided in the following sentence and in paragraph 12 hereof. If an option granted under the Plan expires, is canceled or terminates unexercised as to any shares of Stock subject thereto, or if shares of Stock are used to satisfy the Company's withholding tax obligations, such shares shall again be available for the granting of additional options under the Plan.

6.       OPTION PRICE

         The option price per share of Stock shall be fixed by the Committee, but shall be not less than 100% in the case of Incentive Stock Options of the fair market value of the Stock on the date the option is granted. Unless otherwise determined by the Committee, the "fair market value" of Stock on the date of grant shall be the closing price for a share of Stock on such date, or, if such date is not a trading date, the next preceding trading date as quoted on the American Stock Exchange Transaction Reporting System.

7.       GRANT OF OPTIONS

         (a) Subject to the terms and conditions of the Plan, the Committee may, from time to time, grant to Employees options to purchase such number of shares of Stock and on such terms and conditions as the Committee may determine. More than one option may be granted to the same Employee. The day on which the Committee approves the granting of an option shall be considered as the date on which such option is granted.

         (b) Notwithstanding the foregoing, each Director of the Company who is not an employee of the Company or any subsidiary or affiliate thereof, and who first became or becomes a Director after April 24, 1997, shall, upon approval of the Plan by the shareholders of the Company, or at the time of their first election to the Board, subject to adjustments as provided in paragraph 12, automatically receive an option to purchase 6,000 shares of Stock on that date. Any date on which a Director receives an option shall be referred to as a "Grant Date". Such options shall be Non-qualified Stock Options with an expiration date ten (10) years after the Grant Date. The option price per share shall be the closing price for a share of Stock on the Grant Date, or if such day is not a trading day, the next preceding trading day as quoted on the American Stock Exchange Transaction Reporting System.

         (c) Notwithstanding the foregoing, each Director or future Director of the Company who is not an employee of the Company or any subsidiary or affiliate thereof shall upon approval of the Plan by the shareholders of the Company, or at the time of their first election to the Board, be entitled to receive an option to purchase 2,000 shares of Stock on that date in order to increase the Directors' stake in the future of the Company. Any date on which a Director receives an option shall be referred to as a Grant Date. Such options shall be Non-qualified Stock Options with an expiration date ten (10) years after the Grant Date. The option price per share shall be the closing price for a share of Stock on the Grant Date, or if such day is not a trading day, the next preceding trading day as quoted on the American Stock Exchange Transaction Reporting System.





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8.       OPTION PERIOD

         Except as set forth in paragraph 7, the Committee shall determine the expiration date of each option, but in the case of Incentive Stock Options such expiration date shall be not later than ten (10) years after the date such option is granted.

9.       MAXIMUM PER PARTICIPANT

         The aggregate fair market value (determined at the time the option is granted pursuant to paragraph 7) of the Stock with respect to which any Incentive Stock Options are exercisable for the first time by a Director or Employee during any calendar year under the Plan or any other such plan of the Company or any Subsidiary shall not exceed $100,000.

10.      EXERCISE OF OPTIONS

         An option may be exercised, subject to its terms and conditions and the terms and conditions of the Plan, in full at any time or in part from time to time by delivery to the Company at its principal office of a written notice of exercise specifying the number of shares with respect to which the option is being exercised. Any notice of exercise shall be accompanied by full payment of the option price of the shares being purchased (a) in cash or its equivalent; or (b) with the consent of the Committee, by delivering to the Company shares of Stock (valued at their fair market value as of the date of exercise, as determined by the Committee consistent with the method of valuation set forth in paragraphs 6 and 7); (c) with the consent of the Committee, by any combination of (a) and (b); or (d) by delivering (including by fax) to the Company or its designated agent an executed irrevocable option exercise form together with irrevocable instructions to a broker/dealer to sell or margin a sufficient portion of the shares of Stock and delivering the sale or margin loan proceeds directly to the Company to pay for the option price.

11.      TRANSFERABILITY

         No option shall be assignable or transferable by a Director or an Employee other than by will or the laws of descent and distribution, and may be exercised during the life of the Director or Employee only by the Director or Employee or his guardian or legal representative, except that an Employee may, to the extent allowed by the Committee and in a manner specified by the Committee, (a) designate in writing a beneficiary to exercise the option after the Employee's death and (b) transfer any option.

12.      CAPITAL ADJUSTMENTS AFFECTING COMMON STOCK

         In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, recapitalization, merger, consolidation, combination or exchange of shares or the like, the number of shares of Stock subject to the Plan and the aggregate number and class of shares under option in outstanding option agreements shall be adjusted in a manner consistent with such capital adjustment; provided, however, that no such adjustment shall require the Company to sell any fractional shares. The determination of the Committee as to any adjustment shall be final. Notwithstanding the foregoing, options subject to grant or previously granted to Directors under the Plan at the time of any capital adjustments shall be subject only to such adjustments as shall be necessary to maintain the relative proportionate interest of each Director and preserve, without exceeding, the value of such options.

13.      CORPORATE MERGERS AND OTHER CONSOLIDATIONS

         The Committee may also grant options having terms and provisions which vary from those specified in the Plan provided that any options granted pursuant to this paragraph are granted in substitution for, or in connection with the assumption of, existing options granted by another company and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition or other reorganization to which the Company is a party.




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14.      OPTION AGREEMENTS

         All options granted under the Plan shall be evidenced by written agreement (which need not be identical) in such form as the Committee shall determine. Each option agreement shall specify whether the option granted thereunder is intended to constitute an Incentive Stock Option or a Non-qualified Stock Option.

15.      TRANSFER RESTRICTIONS

         Shares of Stock purchased under the Plan and held by any person who is an officer or Director of the Company, or who directly or indirectly controls the Company, may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act of 1933 or except in a transaction in compliance with Rule 144 under such Act or other transaction which, in the opinion of counsel for the Company, is exempt from registration under such Act. The Committee may waive the foregoing restrictions in whole or in part in any particular case or cases, or may terminate such restrictions, whenever the Committee determines that such restrictions afford no substantial benefit to the Company.

16.      AMENDMENT OF PLAN

         Shareholder approval of any amendment of the Plan shall be obtained if otherwise required by: (i) the rules and/or regulations promulgated under
Section 16 of the Exchange Act (in order for the Plan to remain qualified under Rule 16b-3); (ii) the Internal Revenue Code of 1986, as amended, or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan); or (iii) the listing requirements of the American Stock Exchange or any principal securities exchange or market on which the Stock is then traded (in order to maintain the quotation or listing of the Stock thereon). The provisions of paragraphs 7(b) and 7(c) cannot be amended more than once every six (6) months other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder.

17.      TERMINATION OF PLAN

         The Board shall have the right to suspend or terminate the Plan at any time; provided, however, that no Incentive Stock Options may be granted after the tenth (10th) anniversary of the effective date of the Plan as described in paragraph 2 hereof. Termination of the Plan shall not affect the rights of Employees or Directors under options previously granted to them, and all unexpired options shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

18.      TAX WITHHOLDING

         (a) The Company may deduct and withhold from any cash otherwise payable to an Employee such amount as may be required for the purpose of satisfying the Company's obligation to withhold federal, state or local taxes as the result of the exercise of an option. In the event the amount so withheld is insufficient for such purpose, the Company may require that the Employee pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.

         (b) An Employee may be permitted to satisfy the Company's withholding tax requirements by electing to have the Company withhold shares of Stock otherwise issuable to the Employee or to deliver to the Company shares of Stock having a fair market value on the date income is recognized pursuant to the exercise of an option equal to the amount required to be withheld. The election shall be made in writing and shall be made according to such rules and procedures as the Committee may determine.





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19.      RIGHTS AS A SHAREHOLDER

         A Director or an Employee shall have no rights as a shareholder with respect to any shares subject to any option until the date the options shall have been exercised, the shares shall have been fully paid and a stock certificate shall have been issued.

20.      MISCELLANEOUS

         The grant of any option under the Plan may also be subject to other provisions as the Committee determines appropriate, including, without limitation, provisions for (a) one or more means to enable Employees to defer recognition of taxable income relating to options; (b) the purchase of Stock under options in installments; and (c) compliance with federal or state securities laws and stock exchange requirements.












































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